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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 13, 1998


                        PRODUCTION RESOURCE GROUP, L.L.C.
             (Exact name of Registrant as Specified in its Charter)

         Delaware                       333-46235                14-1786937
(State or other Jurisdiction     (Commission File Number)      (IRS Employer
      of Formation)                                          Identification No.)

               539 Temple Hill Road, New Windsor, New York 12553
              (Address of Principal Executive Offices) (Zip Code)


                                 (914) 567-5700
              (Registrant's Telephone Number, Including Area Code)

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Item 2. Acquisitions

         On August 13, 1998 Production Resource Group, L.L.C. (the "Company") acquired all of the shares of the outstanding common stock of Signal Perfection, Ltd., a Maryland Corporation, ("SPL"), pursuant to an Acquisition Agreement, dated August 13, 1998, among the shareholders of SPL and the Company. Pursuant to the Acquisition Agreement, in exchange for the aforementioned SPL stock, the Company paid approximately $6.7 million in cash to the shareholders of SPL and issued 52,721 Preferred Units of the Company having an aggregate liquidation preference of $1.23 million to the shareholders of SPL. The amount of consideration paid to the SPL shareholders was reached through arm's-length negotiations and was funded through the Company's credit facility with The Bank of New York, as agent for a syndicate of lenders. A copy of the Acquisition Agreement is attached as Exhibit 10.12.

         SPL is based in Columbia, Maryland and Las Vegas, Nevada and provides specialized audio, video and show control design, fabrication and installation and related products. SPL will continue its business and operations as part of the Company's Systems Integration Group.

         Prior to the acquisition, the ownership in SPL was held by William E. Parry, Chad M. Gillenwater, Sr., Frederick H. Curdts, Donald Alberg, and Philip DiPaula.

         SPL's consolidated revenues for its fiscal year ended February 28, 1998 were approximately $14.5 million.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)(b) Financial Statements of Businesses Acquired. Pro Forma Financial Information

         As of the date of this report, the financial statements and pro forma financial information required by this item are not available. It is the Company's intention that such financial statements and pro forma data will be filed within 60 days of the due date of this report, as required under applicable regulations of the Securities and Exchange Commission.

(c) Exhibits

10.12 Acquisition Agreement dated August 13, 1998 among Signal Perfection, Ltd., William E. Parry, Chad M. Gillenwater, Sr., Frederick H. Curdts, Philip DiPaula, Donald Alberg and the Company.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K, to be signed on its behalf by the undersigned hereunto duly authorized.


                                  PRODUCTION RESOURCE GROUP, L.L.C.
                                           (Registrant)




Date: August 26, 1998             By: /s/ Robert A. Manners
                                     -------------------------------------------
                                     Robert A. Manners
                                     Senior Vice President & General Counsel


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                                  EXHIBIT INDEX

Exhibit No.        Document Description
-----------        --------------------

10.12 Acquisition Agreement dated August 13, 1998 among Signal Perfection, Ltd., William E. Parry, Chad M. Gillenwater, Sr., Frederick H. Curdts, Philip DiPaula, Donald Alberg and the Company.